EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Special Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Radio One (Class D)
	Date of Purchase:       4/5/2002
	Underwriter from whom Purchased:
                              BancAmerica Montgomery
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	 				First Boston (Credit Suisse)
	                        Deutsche Banc Alex Brown
                              TD Securities
                              Wachovia Securities
                              Blaylock and Partners
                              RBC Dain Rauscher
      Aggregate dollar amount of purchase:
					$4,050,000
	Aggregate dollar amount of offering:
					$202,500,000
	Purchase price (net of fees and expenses):
	$19.415 per share
	Date offering commenced:
					4/5/2002
	Commission:			$0.835